SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: February 4, 2016

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)

JFK INTERNATIONAL AIRPORT
Terminal 4, Room 262.089, Jamaica, NY 11430
(Former address: Building 151, Room 361, Jamaica, NY 11430)
(Address of principal executive offices)

Issuer's Telephone Number: (718) 917-8052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02(c) Appointment of New Officer

On February 2, 2016, the Company's Board of Directors met in special meeting, all members present in person or by telephone, and appointed Anthony Koulouris to act as interim Chief Financial Officer, details as follows:

  Full Name and positions of new Officer, and prior period of service for Company: Anthony D. Koulouris, Interim Chief Financial Officer, served as VP of Marketing for the Company from March 2011 to present.
  Date of Appointment: February 2, 2016
  Age: 45
  Any arrangement or understanding between new officer and any other person pursuant to which appointment was made: -none-
  Past Business Experience of New Officer during past 5 years: Senior finance, sales & marketing executive with over 20 years of diversified experience, has developed and managed multiple sales regions and departments, held key positions in finance, client services and operations, substantial experience raising capital, trading, budgeting, and management.
  Any Related Person transaction: - none-
  Description of any material plan, contract, arrangement, amendment, grant or award made in connection with such appointment: -none-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

/ ____ signed ___ /
Russell Thal
President

_____ February 4, 2016 ____